Securities and Exchange Commission
                     Washington, D.C.  20549




                            Form 8-K




                         CURRENT REPORT



             Pursuant to Section 13 or 15 (d) of the
                 Securities Exchange Act of 1934



Date of Report (Date of Earliest           December 2, 1996
                Event Reported)



                       MOTOR CLUB OF AMERICA
       (Exact Name of Registrant as specified in Charter)



  New Jersey                    0-671               22-0747730
(State of                   (Commission        (IRS Employer
 Incorporation)              File Number)       Identification No.)




95 Route 17 South, Paramus, New Jersey          07653-0931
(Address of principal executive offices)       (Zip Code)



Registrant's telephone number, including
area code                                    (201) 291-2000







Item 5.   Other Events
          On December 2, 1996 the Registrant sold, effective
December 1, 1996, 100% of the stock of Motor Club of America Enterprises, Inc. ("Enterprises") to JVL Holding Properties, Inc. ("JVL"), an owner of other motor vehicle association operations, for $1,125,000.
Enterprises owned the motor club operations of the Registrant. The sale will result in a gain for the Registrant of approximately
$735,000 or $.36 per share, which will be included in its fourth quarter 1996 results.
          The Registrant also executed an additional agreement
("the Other Agreement") whereby the Registrant will provide certain servicing facilities to JVL in conjunction with the operation of Enterprises, primarily in the State of New Jersey and in particular to those members who also purchase automobile insurance through Motor Club of America Insurance Company.
          The Stock Purchase Agreement and its related Schedules are incorporated by reference.
          The Other Agreement and its related Exhibit are incorporated by reference.







Item 7.  Financial Statements and Exhibits
     (c)  Exhibits:

          Exhibit No.           Description                 Reference

              99-f             Stock Purchase Agreement    Pages 4 to 172
                               between Motor Club of
                               America and JVL Holding
                               Properties, Inc.

              99-g             Agreement dated December    Pages 173 to 191
                               2, 1996 between Motor Club
                               of America and Motor Club
                               of America Enterprises, Inc.


                           SIGNATURES

          Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       MOTOR CLUB OF AMERICA



                                      By: /s/ Stephen A. Gilbert
                                          Stephen A. Gilbert
                                          President and Chief
                                          Executive Officer

DATED:  December 27, 1996